UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following e-mail was sent by Autodesk, Inc. (the “Company”) to employees of the Company on June 7, 2010.

Autodesk employees,

REMINDER: Our annual stockholder meeting is coming up this Thursday, June 10th. If you owned Autodesk shares (not options) on April 14, 2010, you should have received proxy materials by now (mailed hardcopy or email alert).

This year’s proxy statement has four proposals. In addition to being asked to elect our Board of Directors and ratify our public accounting firm, our stockholders are voting on the approval of an amendment to Autodesk’s Employee Stock Plan, increasing the number of shares available to grant options and restricted stock to our employees. As employees of Autodesk and potential recipients of these grants, we encourage you to vote to approve this plan so that option grants and restricted stock can continue to be part of our compensation mix in the future. Autodesk is also asking stockholders to approve an amended Executive Incentive Plan, our executive bonus plan.

Regardless of whether you own shares or not, you may review Autodesk’s 2010 Annual Report at http://www.autodesk.com/investors.

If you have any questions, please call the Autodesk Investor Line at 415-507-6705.

Thanks.

David Gennarelli